Exhibit 10-12

                         ADDENDUM NUMBER EIGHT TO LEASE

THIS ADDENDUM NUMBER EIGHT TO LEASE is made and entered into this 9th day of January l991, by and between S R P Limited Partnership (Landlord), and Fair, Isaac and Company, Incorporated (Tenant), and shall constitute a modification of that Lease between the parties dated October 20, 1983, and as amended on Hay 1, 1984, September 21, 1984, February 8, 1985, September 3, 1985, November 21, 1985, October 1, 1986, and March 1, 1990, (collectively referred to as the Lease), relating to the premises occupied by Tenant in the building commonly known as 120 North Redwood Drive, San Rafael, California 94903

This action is a ratification of the actual practice, assumptions, historical intent of the parties relative to what is currently considered to be part of the leased premises, and constitutes the specific inclusion into the Tenant's Lease of the leasehold premises originally obtained through Lease Assignments, which Leases have subsequently expired, and by this action are considered to have no further force or effect

1. The premises leased through the Lease Assignment dated September 9, 1985, by and between Tenant and Consolidated Reinsurance Corporation and H P Sieber & Associates, Inc. are included in the Lease, and the terms of the Lease shall control.

2. The premises leased through the Lease Assignment dated September 21, 1985, by and between Tenant and Nationwide Mutual Insurance Company, are included in the Lease, and the terms of the Lease shall control.

3. The two Leases underlying the above referenced Lease Assignments have expired, and are of no further force or effect. Landlord and Tenant mutually release each other of and from any and all further liability or responsibility under those two underlying Leases.

4. As of January 9, 1991, the following accurately describes certain terms of the Lease:

     A. Rentable square footage of leased premises: 40,042 square feet

     B. Pro-rata share of the Building (Per Paragraph 7 of the Lease: 94.2%

     C. Total Current Basic Rent: $57,011

     D. Additional Rent: $19,563, plus actual west wing utility reimbursement charges

     E. Term: 11 years

     F. Expiration Date of Lease: December 31, 2001


S.R.P. LIMITED PARTNERSHIP                FAIR, ISAAC AND COMPANY, INCORPORATED


By:                                       By:    Gerald de Kerchove
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                          ADDENDUM NUMBER NINE TO LEASE
                          EXPANSION OF LEASED PREMISES


THIS ADDENDUM NUMBER NINE TO LEASE is made between S.R.P. LIMITED PARTNERSHIP (Landlord), and FAIR, ISAAC AND COMPANY, INCORPORATED (Tenant), and shall constitute a modification of that Lease between the parties dated October 20, 1983, and as amended on May 1, 1984, September 21, 1984, February 8, 1985, September 3, 1985, November 21, 1985, October 1, 1986, March 1, 1990, and January 9, 1991, (collectively referred to as the Lease), relating to the Premises occupied by Tenant in the building commonly known as 120 North Redwood Drive, San Rafael, California 94903.

This action constitutes the exercise of the agreement to lease Suite 375 in accordance with the terms contained in Paragraph Two of Addendum Number Seven to Lease, the effective date of which shall be April 1, 1994.

RAFAEL NORTH ASSOCIATES                    FAIR, ISAAC AND COMPANY, INCORPORATED

By:      James J. Williams                 By:    Gerald de Kerchove
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         James J. Williams                        Gerald de Kerchove
         General Partner                          Executive Vice President

Date:    December 16, 1993                 Date:  December 16, 1993
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